UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2025, SiteOne Landscape Supply, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the board of directors.

The Company filed its Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 16, 2025 to reflect the amendment, which became effective immediately upon filing. The full text of the Fifth Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Additionally, the Company’s board of directors amended and restated the Company’s by-laws (as amended and restated, the “Fourth Amended and Restated By-laws”), effective as of May 16, 2025. Among other matters, the Fourth Amended and Restated By-laws:

•	make certain limited updates to the procedural mechanics for meetings of stockholders, including with respect to the quorum and adjournment procedures;

•	make certain limited updates to the procedures and disclosure requirements for director nominations made, and business proposals submitted, by stockholders under the Company’s “advance notice” provisions;

•	address the universal proxy rules adopted by the U.S. Securities and Exchange Commission pursuant to Rule 14a-19 of the Securities and Exchange Act of 1934;

•	require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white; and

•	make conforming changes to reflect the declassification of the board of directors.

Additional amendments were made to the Fourth Amended and Restated By-laws to make clarifying, technical or modernizing changes. The full text of the Fourth Amended and Restated By-laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, four proposals were submitted to the Company’s stockholders. The final voting results were as follows:

Proposal 1: The Company’s stockholders elected the three nominees named in the Company’s 2025 Proxy Statement to serve a three-year term expiring at the Company’s 2028 Annual Meeting of Stockholders. The voting results are set forth below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Fred M. Diaz	40,050,836	398,916	1,297,646
W. Roy Dunbar	39,528,376	921,376	1,297,646
Larisa J. Drake	38,623,041	1,826,711	1,297,646

Proposal 2: The Company’s stockholders approved an amendment to the Charter to declassify the board of directors. The voting results are set forth below.

Votes For	Votes Against	Abstain	Broker Non-Votes
40,441,436	3,725	4,591	1,297,646

Proposal 3: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered accounting firm for the 2025 fiscal year. The voting results are set forth below.

Votes For	Votes Against	Abstain
41,483,071	262,758	1,569

Proposal 4: The Company’s stockholders approved an advisory vote on the compensation of the Company’s named executive officers. The voting results are set forth below.

Votes For	Votes Against	Abstain	Broker Non-Votes
40,076,746	367,532	5,474	1,297,646

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of SiteOne Landscape Supply, Inc.
3.2	Fourth Amended and Restated By-laws of SiteOne Landscape Supply, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ John T. Guthrie
	Name:	John T. Guthrie
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

Date: May 19, 2025